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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 17, 2008

                               SEAMLESS WI-FI, INC
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                   0-20259            33-0845463
  --------------------------      -----------       ----------------
 (State or other jurisdiction     (Commission      (IRS Employer of
 incorporation)                   File Number)     Identification No.)

      800 North Rainbow Street,  Suite 208, Las Vegas , Nevada         89107
     ---------------------------------------------------------        -------
     (Address of principal executive offices)                        (Zip Code)

                                  775-588-2387
                                  ------------
               Registrant's telephone number, including area code


         --------------------------------------------------------------
           (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1-Registrant's Business and Operations
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Item  8.01  Other  Events
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The Seamless Wi-Fi, Inc subsidiary Seamless Skyy-Fi, Inc name will be changed to
Seamless TEK LABS, Inc. which will concentrate on software development and Seamless Wi-Fi, Inc other subsidiary Seamless Peer 2 Peer, Inc which also does software development that Seamless Peer 2 Peer become a subsidiary Seamless TEK LABS, Inc and, the Company currently has had Seamless Internet, Skyy-Fi and Peer 2 Peer all acting as distributors that it would be in the best interest of the Company to consolidate those efforts into one entity and, A subsidiary of the Company "FMSNETCHECK LLC" can become the marketing entity for all of the products the Companies subsidiary currently are producing and offering for sale and distribution, and, that the Companies, Peer 2 Peer subsidiary become the subsidiary of TEK LABS and that all of the products and services of Seamless TEK LABS, Inc., and of Seamless Internet, Inc., be marketed, distributed and sold through FMSNETCHECK LLC. As of June 30, 2008 Skyy-Fi will be closing down the Wi-Fi hospitality services and no longer providing tech support for those locations.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seamless Wi-Fi, Inc.
--------------------
(Registrant)

June 17, 2008
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Date

/s/ Albert R. Reda
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Albert R.  Reda, President